UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2023

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On May 31, 2023, the compensation committee of the board of directors (the “Board”) of Nuvve Holding Corp. (the “Company”) paid annual cash bonus payments (the “2022 Cash Annual Bonuses”) to each of the Company’s named executive officers for the fiscal year ended December 31, 2022. As of the filing of the Company’s Definitive Proxy Statement on Schedule 14A (the “DEF 14A”) filed with the Securities and Exchange Commission on April 18, 2022, the 2022 Annual Cash Bonuses had not been determined, and thus were not included in the 2022 Summary Compensation Table included in the DEF 14A. In accordance with Item 5.02(f) of Form 8-K, the Company is providing an update to the previously reported 2022 Summary Compensation Table by including the 2022 Annual Cash Bonuses payable to each of the named executive officers, and revising each named executive officer’s total compensation amount for 2022. The compensation paid or earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2022 set forth below updates the 2022 Summary Compensation Table that was previously reported by the Company in the DEF14A in its entirety.

Name	Year	Salary	Stock Awards (4)(5)	Option Awards(5)	Bonus(6)	All Other Compensation		Total
Gregory Poilasne (1)	2022	$363,333	$155,960	$—	$92,813	$18,000	(7)	$630,107
Chief Executive Officer	2021	$451,000	$126,803	$894,841	$218,750	$1,628,747	(7)	$3,320,141

Ted Smith (2)	2022	$424,292	$67,528	$—	$77,406	$14,368	(8)	$583,594
President and Chief Operating Officer	2021	$388,906	$90,520	$611,211	$336,875	$289,579	(8)	$1,717,091

David G. Robson (3)	2022	$328,824	$93,689	$—	$62,370	$—		$484,883
Chief Financial Officer	2021	$312,500	$101,441	$444,555	$185,000	$—		$1,043,496

(1)Mr. Poilasne serves as the Chief Executive Officer of the Company. The compensation set forth in this table includes compensation paid by Nuvve prior to the Business Combination.
(2)Mr. Smith serves as the President and Chief Operating Officer of the Company. The compensation set forth in this table includes the compensation paid by Nuvve prior to the Business Combination.
(3)Mr. Robson serves as Chief Financial Officer of the Company.
(4)Some stock awards were in lieu of cash compensation or bonuses.
(5)Represents the estimated grant date fair value of the restricted stock units and stock options as determined under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from such awards. The assumptions made in computing the estimated fair value of such awards are discussed in note 13 of the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.
(6)Represents; (i) for Mr. Poilasne; a 2022 Annual Cash Bonus in the amount of $92,813, a signing bonus in the amount of $50,000 paid in 2021 and a 2021 annual bonus in the amount of $168,750 (ii) for Mr. Smith; a 2022 Annual Cash Bonus in the amount of $77,406, a signing bonus in the amount of $50,000 paid in 2021 and a 2021 annual bonus in the amount of $286,875 and (iii) for Mr. Robson, a 2022 Annual Cash Bonus in the amount of $62,370, a signing bonus in the amount of $50,000 paid in 2021 and a 2021 annual bonus in the amount of $135,000. For each of Mr. Poilasne and Mr. Robson, their 2021 Annual Bonus was paid in the form of immediately vested restricted stock units granted on August 12, 2022 in the amounts of 31,543 shares and 25,234 shares, respectively.
(7)Represents $18,000 of auto reimbursement in 2022. In 2021, represents deferred compensation ($1,617,347) earned during the first five years of the Company's operations which represents 1% of the value of the Company as of the date the closing of Business Combination on March 16, 2021 and $11,400 of auto reimbursement.
(8)Represents $14,368 of auto reimbursement in 2022. In 2021 represents deferred compensation ($289,579) earned during the first five years of the Company's operations which represents 1% of the value of the Company as of the closing of the Business Combination on March 16, 2021 of which $29,579 was an auto reimbursement.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chairman and Chief Executive Officer
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